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                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of OEC Medical Systems, Inc. on Form S-8 of our report dated January 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of OEC Medical Systems, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Incorporation of Certain Documents by Reference" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Salt Lake City, Utah
June 10, 1998